EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Post-Effective Amendment No. 13 to Registration Statement No. 333-44010 on Form N-1A of our reports relating to the financial statements and financial highlights of Eaton Vance Variable Trust (the “Trust”), including the Funds listed on the attached Schedule A, appearing in the Annual Reports on Form N-CSR of the Trust for the year ended December 31, 2007, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Other Service Providers - Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts April 24, 2008

SCHEDULE A
Fund Report Date	Fund
February 15, 2008	Eaton Vance VT Floating Rate Income Fund
February 15, 2008	Eaton Vance VT Large-Cap Value Fund
February 15, 2008	Eaton Vance VT Worldwide Health Sciences Fund